AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of this 12th day of December, 2005, by and between The Bramwell Funds, Inc., a Maryland corporation ("BFI"), on behalf of the Bramwell Growth Fund and Bramwell Focus Fund, each a series of BFI (each an "Acquired Fund"), and Sentinel Group Funds, Inc., a Maryland corporation ("SGF"), on behalf of the Sentinel Growth Leaders Fund and Sentinel Capital Growth Fund, each a series of SGF (each an "Acquiring Fund"). All agreements, representations, actions and obligations described in this Agreement made or to be taken or undertaken by any Acquired or Acquiring Fund are made and shall be taken or undertaken by the SGF on behalf of an Acquiring Fund and by BFI on behalf of an Acquired Fund. Other than the Acquiring Funds, no other series of SGF, respectively, is a party to this Agreement.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"). Each reorganization will consist of the transfer of all of the assets of an Acquired Fund to the corresponding Acquiring Fund in exchange solely for Class A shares of the corresponding Acquiring Fund ("Acquiring Fund Shares"), the assumption by an Acquiring Fund of all of the liabilities of the corresponding Acquired Fund and the distribution of the Acquiring Fund Shares to the shareholders of the corresponding Acquired Fund in liquidation of the Acquired Fund, all upon the terms and conditions set forth in this Agreement. The Acquired Fund and corresponding Acquiring Fund are set forth below:

        ACQUIRED FUND                      ACQUIRING FUND
        Bramwell Growth Fund               Sentinel Capital Growth Fund
        Bramwell Focus Fund                Sentinel Growth Leaders Fund

NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ASSUMPTION OF LIABILITIES AND ACQUIRING FUND SHARES AND THE LIQUIDATION OF THE ACQUIRED FUND.

         1.1 Subject to the terms and conditions set forth in this Agreement and on the basis of the representations and warranties contained in this Agreement, each Acquired Fund agrees to assign, transfer and convey all of its assets as set forth in paragraph 1.2 to the corresponding Acquiring Fund, and each Acquiring Fund agrees in exchange for such assets: (a) to deliver to the corresponding Acquired Fund that number of full and fractional Acquiring Fund Shares equal to the number of full and fractional shares of the Acquired Fund ("Acquired Fund Shares") outstanding immediately prior to the Closing (defined below) at net asset value and (b) to assume the liabilities of the corresponding Acquired Fund as reflected in paragraph 1.3. Such transactions shall take place at the Closing.

         1.2 (a) The assets of each Acquired Fund to be acquired by the corresponding Acquiring Fund ("Assets") shall consist of all property and assets of every kind and nature of the Acquired Fund, including, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividend receivables), claims or rights of action, rights to register shares under applicable securities laws, books and records, any deferred or prepaid expenses and all other property reflected on an unaudited statement of assets and liabilities of the Acquired Fund prepared as of the business day immediately preceding the Closing Date (defined below) by the Acquired Fund's accounting agent in accordance with generally accepted accounting principles ("GAAP") consistently applied from the prior audited period ("Closing Balance Sheet"). A preliminary Closing Balance Sheet shall be delivered to the Acquiring Fund at least 15 business days prior to the Closing Date. The final Closing Balance Sheet shall be delivered at Closing.

                  (b) BFI has provided the Acquiring Fund with a list of each Acquired Fund's portfolio securities as of the date of execution of this Agreement. BFI reserves the right to sell any of these securities prior to Closing. BFI will, within a reasonable time prior to the Closing Date, furnish each Acquiring Fund with a list of the securities. In the event that the Acquired Fund holds any investments which the Acquiring Fund may not hold, the Acquired Fund will dispose of such securities prior to the Closing Date in a manner that does not jeopardize the federal tax-free nature of each Reorganization.

         1.3 Each Acquired Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date, other than those liabilities and obligations which would otherwise be discharged at a later date in the ordinary course of business. Each Acquiring Fund shall assume all liabilities, expenses, costs, charges and reserves of the corresponding Acquired Fund reflected on the Closing Balance Sheet. Each Acquiring Fund shall also assume any liabilities, expenses, costs or charges incurred by or on behalf of the corresponding Acquired Fund specifically arising from or relating to the operations and/or transactions of the Acquired Fund prior to and including the Closing Date that are not reflected on the Closing Balance Sheet.

         1.4 Immediately upon the issuance and delivery of the one share of each Acquiring Fund to Sentinel Asset Management, Inc. or an affiliate ("Sentinel") pursuant to paragraph 7.1 of this Agreement, Sentinel is expected to approve the investment advisory agreement between Sentinel Advisors Company and the Acquiring Funds.

         1.5 Immediately prior to or contemporaneously with the consummation of the transactions described in paragraph 1.1, the share of each Acquiring Fund acquired by Sentinel pursuant to paragraph 7.1 shall be redeemed by each Acquiring Fund for $1.00. In addition, prior to the transactions described in paragraph 1.1, each Acquired Fund Shareholder (as defined in paragraph 1.6 below) shall have the right to receive any dividends or other distributions that were declared prior to the Closing Date with respect to the Acquired Fund Shares that are held by such Acquired Fund Shareholders on the Closing Date.

         1.6 Immediately after the transfer of Assets and delivery of the Acquiring Fund Shares, each Acquired Fund will distribute to the corresponding Acquired Fund's shareholders of record ("Acquired Fund Shareholders"), determined as of the Valuation Time (as defined below), on a pro rata basis, the Acquiring Fund Shares received by each Acquired Fund in complete liquidation of each Acquired Fund. Such distribution and liquidation will be accomplished by Sentinel Administrative Services Company ("SASC"), in its capacity as transfer agent for each Acquiring Fund, opening accounts on the stock records of each Acquiring Fund in the names of the corresponding Acquired Fund Shareholders and transferring to each such Acquired Fund Shareholder account the pro rata number of Acquiring Fund Shares due each such Acquired Fund Shareholder from the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund. All issued and outstanding shares of each Acquired Fund will simultaneously be redeemed by that Acquired Fund pursuant to Section 5.8(b) of BFI's Articles of Incorporation and subsequently cancelled. The Acquiring Fund will not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

         1.7 As soon as practicable after the redemption of Acquired Fund Shares, BFI shall take all steps necessary to effect its dissolution and to have its existence terminated in accordance with Maryland General Corporation Law ("MGCL") and other applicable requirements.

         1.8 Any reporting responsibility of the Acquired Fund including, without limitation, the responsibility for filing of regulatory reports, tax returns, or other documents with the Securities and Exchange Commission ("Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

         1.9 All books and records of each Acquired Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended ("1940 Act"), and its rules and regulations, shall be available to the Acquiring Funds from and after the Closing Date and copies of all such books and records shall be turned over to the Acquiring Funds or its agents as soon as practicable following the Closing Date.


2.       VALUATION

         2.1 The value of the Assets to be acquired and the liabilities to be assumed by each Acquiring Fund shall be computed as of the close of regular trading on The New York Stock Exchange, Inc. ("NYSE") on the Closing Date ("Valuation Time") after the declaration and payment of any dividends and/or other distributions on that date, using the Acquired Fund's valuation procedures.

         2.2 The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Assets shall be equal to the number of full and fractional Acquired Fund Shares outstanding as of the last daily determination of each Acquired Fund's net asset value on the last business day preceding the Closing Date (after giving effect to any issuances or redemptions of shares of the Acquired Fund prior to or as of such time). Each Acquired Fund shall not issue any shares or redeem any shares after the last daily determination of the Acquired Fund's net asset value on the last business day preceding the Closing Date.

3.       CLOSING AND CLOSING DATE

         3.1 The Closing shall occur as of March 17, 2006, or such other date as the parties may mutually agree ("Closing Date"). The Closing shall be held at the offices of Dechert LLP, or such other place as the parties may agree.

         3.2 In the event that immediately prior to the Valuation Time, (a) the NYSE or another primary trading market for portfolio securities of the Acquired Funds is closed to trading, or trading is restricted, or (b) trading or reporting of trading on the NYSE or elsewhere is disrupted so that accurate appraisal of the value of the net assets of the Acquired Funds is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

         3.3 Each Acquired Fund shall deliver to the corresponding Acquiring Fund at the Closing a schedule of its investments as of such date and the Closing Balance Sheet, both of which shall be certified by U.S. Bancorp Fund Services, LLC ("U.S. Bancorp"), the administrator of the Acquired Fund.

         3.4 The Acquired Funds shall cause U.S. Bank, N.A. ("U.S. Bank"), custodian for the Acquired Funds, to deliver at the Closing a certificate of an authorized officer stating that (a) the Assets shall have been delivered in proper form to State Street Bank and Trust Company ("State Street"), custodian for the Acquiring Funds, prior to or on the Closing Date, and (b) all necessary taxes in connection with the delivery of Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. Each Acquired Fund shall cause its portfolio securities represented by a certificate or other written instrument to be presented by U.S. Bank to State Street for examination no later than five (5) business days preceding the Closing Date and transferred and delivered to State Street as of the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. Each Acquired Fund's portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the 1940 Act, shall be delivered as of the Closing Date by book entry in accordance with the customary practices of such depositories and State Street. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.

         3.5 The Acquired Funds shall cause U.S. Bancorp, as transfer agent for the Acquired Funds, to deliver at the Closing a list of the names, addresses and account histories of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Acquired Fund Shares owned by each such shareholder immediately prior to Closing. The Acquiring Fund shall cause its transfer agent, SASC, to deliver at the Closing a certificate as to the opening of accounts in the Acquired Fund Shareholders' names on each Acquiring Fund's share transfer books. Each Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the corresponding Acquired Fund or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund.

         3.6 At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts and other documents as the other party, or its counsel, may reasonably request to effect the transactions contemplated by this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED FUND

BFI, on behalf of the Acquired Funds, represents and warrants to SGF and the Acquiring Funds:

         4.1 BFI is a corporation duly incorporated and existing under the MGCL and in good standing with the State Department of Assessments and Taxation of Maryland ("SDAT"). BFI has the corporate power to own its properties and conduct its business as a registered investment company. BFI has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as it is now being conducted and, subject to approval of shareholders of each Acquired Fund, to carry out the Agreement. Each Acquired Fund is a separate series of common stock, par value $0.0001per share, of BFI duly classified and designated in accordance with the applicable provisions of BFI's Articles of Incorporation. Each Acquired Fund has all necessary federal, state and local authorizations to own all of the properties and assets and to carry on its business as now being conducted.

         4.2 BFI is registered with the Commission as an open-end management investment company under the 1940 Act; such registration has not been revoked or rescinded and is in full force and effect and the Acquired Fund is in compliance in all material respects with the 1940 Act and its rules and regulations.

         4.3 No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by any Acquired Fund of the transactions contemplated in this Agreement, except such as have been obtained under the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended ("1934 Act"), and the 1940 Act and such as may be required by state securities laws or the MGCL.

         4.4 Each Acquired Fund is not, and the execution, delivery and performance of this Agreement by BFI will not result (a) in violation of the MGCL or of BFI's Articles of Incorporation or Bylaws; (b) in violation or breach of, or constitute a default under, any material agreement, indenture, instrument, contract, lease, judgment or other undertaking to which the Acquired Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Acquired Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease, judgment or other undertaking to which the Acquired Fund is a party or by which it is bound; or
(c) in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Acquired Fund.

         4.5 Except as otherwise designated in writing and accepted by each Acquiring Fund, all material contracts and other commitments of or applicable to the Acquired Fund (other than this Agreement) will be terminated, or provision for discharge of any liabilities of the Acquired Fund will be made, at or prior to the Closing Date, without the Acquired Fund or the Acquiring Fund incurring any liability or penalty.

         4.6 No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to each Acquired Fund's knowledge, threatened against the Acquired Fund or any properties or assets held by it. Each Acquired Fund knows of no facts which might form the basis for the institution of such proceedings that would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

         4.7 The Statements of Assets and Liabilities, Operations, and Changes in Net Assets, the Financial Highlights, and the Investment Portfolio of each Acquired Fund at and for each of the fiscal years since each Acquired Fund's inception ended June 30 have been audited by PricewaterhouseCoopers LLP, an independent registered accounting firm, and are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to each Acquiring Fund) present fairly, in all material respects, the financial position of the Acquired Fund as of such dates, and there are no known liabilities of each Acquired Fund as of such dates not disclosed in those documents.

         4.8 Since June 30, 2005, there has not been any material adverse change in any Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted in writing by the corresponding Acquiring Fund.

         4.9 All federal and other tax returns and reports of each Acquired Fund required by law to have been filed by such dates (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provisions shall have been made for the payment thereof, and, to the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.

         4.10 For each taxable year of its operation (including the period ending on the Closing Date), each Acquired Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been eligible to and has computed its federal income tax under Section 852 of the Code.

         4.11 All issued and outstanding shares of each Acquired Fund (a) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; (b) are, and on the Closing Date, have been duly authorized and will be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or dissenter's rights under the MGCL; and (c) will be held of record at the time of the Closing by the persons and in the amounts set forth in the records of US. Bancorp. Neither Acquired Fund has outstanding any options, warrants or other rights to subscribe for or purchase any of its shares nor is there outstanding any security convertible into any of its shares.

         4.12 At the Closing Date, each Acquired Fund will have good and marketable title to the Assets to be transferred to the Acquiring Fund and full right, power and authority to sell, assign, transfer and deliver such Assets free of any liens or other encumbrances, except those liens or encumbrances as to which the corresponding Acquiring Fund has received notice at or prior to the Closing, and upon delivery and payment for such Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer of the Assets, including such restrictions as might arise under the 1933 Act and the 1940 Act, except those restrictions as to which the Acquiring Fund has received notice at or prior to the Closing.

         4.13 The execution, delivery and performance of this Agreement will have been duly authorized prior to the execution of this Agreement by all necessary action on the part of the Board of Directors of BFI and, subject to the approval of the Acquired Fund Shareholders at a special meeting, this Agreement constitutes a valid and binding obligation of BFI, on behalf of each Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

         4.14 The current prospectus and statement of additional information of each Acquired Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and its rules and regulations and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

         4.15 Insofar as the following relate to each Acquired Fund, the registration statement filed by each Acquiring Fund on Form N-14 relating to Acquiring Fund Shares that will be registered with the Commission pursuant to this Agreement, which without limitation, shall include a proxy statement of each Acquired Fund and a prospectus and statement of additional information of each Acquiring Fund with respect to the transactions contemplated by this Agreement, and any supplement or amendment to the prospectus, and the documents contained or incorporated into the prospectus or statement of additional information by reference ("N-14 Registration Statement") will, on the effective date of the N-14 Registration Statement, through the time of the Special Meeting, and on the Closing Date, (a) comply in all material respects with the provisions and regulations of the 1933 Act, 1934 Act and 1940 Act, as applicable, and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not materially misleading; provided, however, that the representations and warranties in this paragraph shall only apply to statements in or omissions from the Proxy Statement and the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished by BFI

         4.16 Each Acquired Fund has withheld and paid all federal and other taxes required to have been withheld and paid and has complied with all information reporting and backup withholding requirements. No Acquired Fund anticipates any authority will assess any additional federal or other tax for any period for which tax returns have been filed. No Acquired Fund has participated in a "reportable transaction" within the meaning of Treasury Reg. ss.1.6011-4(b) or a "potentially abusive tax shelter" within the meaning of
Section 6112(b) of the Code.

         4.17 Each Acquired Fund will provide the corresponding Acquiring Fund with information reasonably necessary for the preparation of the N-14 Registration Statement, in compliance in all material respects with the 1933 Act, the 1934 Act and the 1940 Act.

5.       REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND

         SGF, on behalf of each Acquiring Fund, represents and warrants to BFI and the Acquired Funds as follows:

         5.1 SGF is a corporation incorporated and existing under the MGCL and in good standing with the SDAT. SGF has the corporate power to own its properties and conduct its business as a registered investment company. SGF has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as it is now being conducted and to carry out this Agreement. Each Acquiring Fund is a separate series of common stock, par value $0.01 per share, of SGF that will be duly classified and designated in accordance with the applicable provisions of SGF's Charter. SGF has all necessary federal, state and local authorizations to own all of the properties and assets and to carry on its business as now being conducted.

         5.2 SGF is registered with the Commission as an open-end management investment company under the 1940 Act; such registration has not been revoked or rescinded and is in full force and effect and, as of the Closing Date, each Acquiring Fund will be in compliance in all material respects with the 1940 Act and its rules and regulations. The Post-Effective Amendments (defined below) filed by SGF pursuant to this Agreement will, on the effective date of the Post-Effective Amendments, comply in all material respects with the 1940 Act and its rules and regulations.

         5.3 No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by each Acquiring Fund of the transactions contemplated in this Agreement, except such as have been obtained or will be obtained prior to Closing under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws.

         5.4 Each Acquiring Fund is not, and the execution, delivery and performance of this Agreement by SGF will not result (a) in a violation of the MGCL or of SGF's Charter or Bylaws; (b) in a violation or breach of, or constitute a default under, any material agreement, indenture, instrument, contract, lease, judgment or other undertaking to which the Acquiring Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Acquiring Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease, judgment or other undertaking to which the Acquiring Fund is a party or by which it is bound; or (c) in the creation or imposition of any lien, charge or encumbrance on any property or assets of SGF

         5.5 Each Acquiring Fund has not commenced operations and will not commence operations until after the Closing.

         5.6 The Acquiring Fund shares to be issued and delivered to each Acquiring Fund (a) will be offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws and (b) are, and on the Closing Date, have been duly authorized and will be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or dissenter's rights under the MGCL. Neither Acquiring Fund has outstanding any options, warrants or other rights to subscribe for or purchase any of its shares, except as described in Section 1.5 of this Agreement, nor is there outstanding any security convertible into any of its shares.

         5.7 The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Board of Directors of SGF and this Agreement constitutes a valid and binding obligation of SGF, on behalf of each Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

         5.8 The N-14 Registration Statement, other than as it relates to each Acquired Fund, will, on the effective date of the N-14 Registration Statement, through the time of the Special Meeting, and on the Closing Date, (a) comply in all material respects with the provisions and regulations of the 1933 Act, 1934 Act and 1940 Act, and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the N-14 Registration Statement, in light of the circumstances under which such statements are made, not materially misleading; provided, however, that the representations and warranties in this paragraph shall only apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished by SGF

         5.9 Each Acquiring Fund covenants to prepare in compliance with the 1933 Act, the 1934 Act and the 1940 Act the N-14 Registration Statement in connection with a special meeting of the Acquired Fund Shareholders to consider approval of this Agreement, including the Investment Advisory Agreement attached to this Agreement as Annex I, and the transactions contemplated in this Agreement. The Acquiring Funds will file the N-14 Registration Statement with the Commission.

6. COVENANTS OF THE ACQUIRING FUNDS AND THE ACQUIRED FUNDS

         6.1 Each Acquired Fund covenants to operate its business in the ordinary course between the date of this Agreement and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions, the selling and redeeming of shares of the Acquired Fund and such selling and purchasing of securities and other changes as are contemplated by the Acquired Fund's normal operations. No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect.

         6.2 Upon reasonable notice, the Acquiring Funds' officers and agents shall have reasonable access to the Acquired Funds' books and records necessary to maintain current knowledge of the Acquired Funds and to ensure that the representations and warranties made by the Acquired Funds are accurate.

         6.3 The Acquired Funds will call a special meeting of the Acquired Fund Shareholders entitled to vote to consider and act upon this Agreement and to take all reasonable actions necessary to obtain approval of the transactions contemplated in this Agreement.

         6.4 Each Acquired Fund covenants that the Acquiring Fund Shares to be issued under this Agreement are not being acquired for the purpose of making any distribution other than in accordance with the terms of this Agreement.

         6.5 Each Acquired Fund covenants that it will assist the corresponding Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund shares.
         6.6 Subject to the provisions of this Agreement, the Acquiring Funds and the Acquired Funds will each take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper, and/or advisable to consummate and make effective the transactions contemplated by this Agreement.
         6.7 SGF has filed or will file one or more post-effective amendments to its Registration Statement on Form N-1A ("Post-Effective Amendments") to become effective on or before the Closing Date to register the Acquiring Funds' capital stock under the 1933 Act and to amend SGF's Registration Statement under the 1940 Act.

         6.8 As soon as reasonably practicable after the Closing, each Acquired Fund shall make a liquidating distribution to its shareholders consisting of the Acquiring Fund Shares received at the Closing.

         6.9 It is the intention of the parties that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither BFI, SGF, the Acquired Funds nor the Acquiring Funds shall take any action, or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing Date, the parties to this Agreement will take such action, or cause such action to be taken, as is reasonably necessary to enable Sidley Austin Brown & Wood LLP to render the tax opinion contemplated in this Agreement.

         6.10 Each Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, the MGCL and such of the state securities laws as may be necessary in order to continue its operations after the Closing Date.

         6.11 Following the transfer of Assets by each Acquired Fund to the corresponding Acquiring Fund and the assumption of liabilities of each Acquired Fund in exchange for Acquiring Fund Shares as contemplated in this Agreement, BFI will file any final regulatory reports, including but not limited to any Form N-SAR and Rule 24f-2 filings with respect to each Acquired Fund after the Closing Date but prior to the date of any applicable statutory or regulatory deadlines and also will take all other steps as are necessary and proper to effect the de-registration and dissolution of BFI in accordance with the 1933 Act, 1940 Act, the MCGL and other applicable requirements.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS

         The obligations of each Acquired Fund to complete the transactions provided for in this Agreement shall be subject, at its election, to the performance by the corresponding Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and in addition thereto, the following further conditions:

         7.1 Prior to Closing, the Directors of the Acquiring Funds shall have authorized the issuance of and each Acquiring Fund shall have issued one share of each Acquiring Fund to Sentinel in consideration of the payment of $1.00 and Sentinel shall have voted affirmatively on the matters referred to in paragraph 1.4, above.

         7.2 The items that are required to be delivered by each Acquiring Fund or its agents shall have been delivered to the Acquired Fund or its agents on or prior to the Closing Date.

         7.3 All representations and warranties of SGF, on behalf of each Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

         7.4 Each Acquiring Fund shall have delivered to the corresponding Acquired Fund on the Closing Date a certificate executed in its name by an authorized officer, in a form reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct on and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement.

         7.5 Each Acquired Fund shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP, counsel to each Acquiring Fund, in a form reasonably satisfactory to the corresponding Acquired Fund, and dated as of the Closing Date, to the effect that:

                  (a) SGF is a corporation incorporated and existing under the MGCL and in good standing with the SDAT. SGF has the corporate power to own its properties and conduct its business as a registered investment company. SGF has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as it is now being conducted and to carry out this Agreement. Each Acquiring Fund is a separate series of common stock, par value $0.01 per share, of SGF that has been duly classified and designated in accordance with the applicable provisions of SGF's Charter. SGF has all necessary federal, state and local authorizations to own all of the properties and assets and to carry on its business as now being conducted;

                  (b) SGF is registered with the Commission as an open-end management investment company under the 1940 Act; such registration has not been revoked or rescinded and is in full force and effect and each Acquiring Fund is in compliance in all material respects with the 1940 Act and its rules and regulations;

                  (c) To such counsel's knowledge, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by each Acquiring Fund of the transactions contemplated in this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

                  (d) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Board of Directors of SGF and this Agreement constitutes a valid and binding obligation of SGF, on behalf of each Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles and

                  (e) To such counsel's actual knowledge, the N-14 Registration Statement, other than as it relates to each Acquired Fund, (a) complies in all material respects with the provisions and regulations of the 1933 Act, 1934 Act and 1940 Act, and (b) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the N-14 Registration Statement, in light of the circumstances under which such statements are made, not materially misleading; provided, however, that the opinion shall only apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished by SGF.

         Such counsel shall be entitled to state that, with the approval of the Acquired Funds, they have relied upon officers' certificates and certificates of public officials in rendering their opinion.

         7.6 The Board of Directors of SGF shall have approved this Agreement and the transactions contemplated by it.

         7.7 The consummation of the transactions contemplated by the Asset Purchase Agreement between Bramwell Capital Management, Inc. and Sentinel Asset Management, Inc.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS

         The obligations of the Acquiring Funds to complete the transactions provided for herein shall be subject, at its election, to the performance by each Acquired Fund of all the obligations to be performed by it under this Agreement on or before the Closing Date, and in addition, the following further conditions:

         8.1 The items that are required to be delivered by the Acquired Funds or its agents shall have been delivered to the Acquiring Fund on or prior to the Closing Date.

         8.2 All representations and warranties of BFI, on behalf of the Acquired Funds, contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

         8.3 Each Acquired Fund shall have delivered to the corresponding Acquiring Fund on the Closing Date a certificate executed in its name by its President or Vice President, in a form reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct on and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement.

         8.4 Each Acquiring Fund shall have received on the Closing Date an opinion of Dechert LLP, counsel to BFI, in a form reasonably satisfactory to the Acquiring Fund, and dated as of the Closing Date, to the effect that:

                  (a) BFI is a corporation duly incorporated and existing under the MGCL and in good standing with the State Department of Assessments and Taxation of Maryland ("SDAT"). BFI has the corporate power to own its properties and conduct its business as a registered investment company. BFI has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as it is now being conducted and to carry out the Agreement. Each Acquired Fund is a separate series of common stock, par value $0.0001 per share, of BFI duly classified and designated in accordance with the applicable provisions of BFI's Articles of Incorporation. Each Acquired Fund has all necessary federal, state and local authorizations to own all of the properties and assets and to carry on its business as now being conducted;

                  (b) BFI is registered with the Commission as an open-end management investment company under the 1940 Act; such registration has not been revoked or rescinded and is in full force and effect and the Acquired Fund is in compliance in all material respects with the 1940 Act and its rules and regulations;

                  (c) To such counsel's knowledge, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by any Acquired Fund of the transactions contemplated in this Agreement, except such as have been obtained under the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended ("1934 Act"), and the 1940 Act and such as may be required by state securities laws or the MGCL;

                  (d) To such counsel's knowledge, no material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to each Acquired Fund's knowledge, threatened against the Acquired Fund or any properties or assets held by it, and there are no facts that might form the basis for the institution of such proceedings that would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated and

                  (e) To such counsel's actual knowledge, insofar as the following relate to each Acquired Fund, the registration statement filed by each Acquiring Fund on Form N-14 relating to Acquiring Fund Shares registered with the Commission pursuant to this Agreement, which without limitation, included a proxy statement of each Acquired Fund and a prospectus and statement of additional information of each Acquiring Fund with respect to the transactions contemplated by this Agreement, and any supplement or amendment to the prospectus, and the documents contained or incorporated into the prospectus or statement of additional information by reference ("N-14 Registration Statement")
(a) complies in all material respects with the provisions and regulations of the 1933 Act, 1934 Act and 1940 Act, as applicable, and (b) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not materially misleading; provided, however, that the opinion shall only apply to statements in or omissions from the Proxy Statement and the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished by BFI.

         Such counsel shall be entitled to state that, with the approval of the Acquiring Funds, they have relied upon officers' certificates and certificates of public officials in rendering their opinion.

         8.5 The Board of Directors of BFI shall have approved this Agreement and the transactions contemplated by this Agreement.

         8.6 The consummation of the transactions contemplated by the Asset Purchase Agreement between Bramwell Capital Management, Inc. and Sentinel Asset Management, Inc.

9. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS AND THE ACQUIRED FUNDS

         If any of the conditions set forth below have not been met on or before the Closing Date with respect to any Acquired Fund or Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

         9.1 This Agreement and the transactions contemplated in this Agreement shall have been approved by the requisite vote of the holders of the outstanding shares of each Acquired Fund in accordance with the provisions of BFI's Articles of Incorporation and Bylaws, MGCL and the 1940 Act, and evidence of such approval shall have been delivered to the corresponding Acquiring Fund. Notwithstanding anything in this Agreement to the contrary, neither the Acquiring Funds nor the Acquired Funds may waive the conditions set forth in this paragraph. The failure by one Acquired Fund to obtain the necessary approvals shall not affect the rights or obligations of the other Acquired Fund or corresponding Acquiring Fund under this Agreement.

         9.2 On the Closing Date, no action, suit or other proceeding shall be pending or to its knowledge threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain material damages or other relief in connection with, this Agreement or the transactions contemplated in this Agreement.

         9.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Acquiring Funds or the Acquired Funds to permit consummation, in all material respects, of the transactions contemplated by this Agreement shall have been obtained, except where failure to obtain any such consent, order or permit would not have a material adverse effect on the assets or properties of any Acquiring Fund or Acquired Fund, provided that either party to this Agreement may for itself waive any of such conditions.

         9.4 The N-14 Registration Statement shall have become effective under the 1933 Act and no stop orders suspending its effectiveness shall have been issued and, to the knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

         9.5 The parties shall have received an opinion of Sidley Austin Brown & Wood LLP addressed to each of the Acquiring Funds and Acquired Funds, based on customary representations and assumptions, dated the Closing Date, to the effect that, on the basis of existing provisions of the Code, current administrative rules and court decisions, for federal income tax purposes:

                  (a) the transfer to each Acquiring Fund of the Assets of the corresponding Acquired Fund in exchange solely for the Acquiring Fund Shares and the assumption by each Acquiring Fund of all of the liabilities of the corresponding Acquired Fund, followed by the distribution of such Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their shares of the Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a) of the Code; and each Acquiring Fund and corresponding Acquired Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (b) no gain or loss will be recognized by any Acquired Fund or Acquiring Fund as a result of the applicable reorganization;

                  (c) no gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of their Acquired Fund shares for Acquiring Fund Shares in connection with the applicable reorganization;

                  (d) the basis of the Acquiring Fund Shares, both full and fractional, received by Acquired Fund shareholders will be the same as the basis of the corresponding Acquired Fund shares exchanged therefor;

                  (e) the holding period for Acquiring Fund Shares, both full and fractional, received by corresponding Acquired Fund Shareholders will include the holding period for the Acquired Fund Shares exchanged, provided such Acquired Fund Shares were held as capital assets at the time of the exchange;

                  (f) the tax basis of the assets of each Acquired Fund in the hands of the corresponding Acquiring Fund will be the same as the basis and holding period of such assets immediately prior to the transfer;

                  (g) the holding period of the assets acquired by each Acquiring Fund will include the period during which such assets were held by the corresponding Acquired Fund.

                  (h) Pursuant to section 381 of the Code and Treasury Regulations thereunder, each Acquiring Fund will be treated as a mere continuation of the corresponding Acquired Fund and, as a result, each Acquired Fund's tax identification number will survive and the tax year of the Acquired Fund will continue in the name of the corresponding Acquiring Fund; and

         9.6 SGF's Post-Effective Amendments under the 1933 Act and the 1940 Act shall have been declared effective by the Commission and no stop orders under the 1933 Act pertaining to them shall have been issued, and all approvals, registrations, and exemptions under the federal and state laws considered to be necessary by SGF shall have been obtained.

10. AMENDMENTS, WAIVERS, AND TERMINATION; NON-SURVIVAL OF COVENANTS, WARRANTIES AND REPRESENTATIONS; GOVERNING LAW

         10.1 This Agreement may be amended, modified or supplemented in writing at any time by mutual consent of both parties to the Agreement, notwithstanding approval by the Acquired Fund Shareholders, provided that no such amendment shall have a material adverse effect on the interests of such shareholders without their further approval.

         10.2 At any time prior to the Closing Date, either of the parties may waive compliance with any of the covenants or conditions made for its benefit contained in this Agreement.

         10.3 This Agreement may be terminated at any time prior to the Closing Date without liability on the part of either party to this Agreement or its respective directors, officers or shareholders by either party on notice to the other.
         10.4 The representations, warranties or covenants contained in this Agreement or in any document delivered pursuant to this Agreement or in connection with this Agreement shall not survive each reorganization, except that the covenants to be performed after the Closing shall survive the Closing.

         10.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to principles of conflict of law.

11.      EXPENSES

         11.1 Sentinel Advisors Company and/or an affiliate shall be responsible for all expenses in connection with each reorganization, except that the Acquired Fund Shareholders will pay their own expenses, if any, incurred in connection with each reorganization.

         11.2 SGF, on behalf of the Acquiring Funds, and BFI, on behalf of the Acquired Funds, each represents and warrants to the other that there are no business brokers or finders or other entities entitled to receive any payments in connection with the transactions provided for in this Agreement. However, both parties understand and agree that Grail Partners LLP may be due a fee from Sentinel Advisors Company and/or an affiliate based on the assets of the Acquiring Funds over a period of time with respect to the transactions contemplated by the Asset Purchase Agreement between Bramwell Capital Management, Inc. and Sentinel Asset Management, Inc.

12.      NOTICES

         Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be delivered by personal delivery, commercial delivery service or registered or certified mail, return receipt requested, or sent by telefacsimile, and addressed as follows:

         The Bramwell Funds, Inc.
         Elizabeth R. Bramwell
         745 Fifth Avenue
         New York, NY 10151

         Sentinel Group Funds, Inc.
         Kerry A. Jung, Secretary
         One National Life Drive
         Montpelier, VT 05604

         Facsimile:  (802) 229-3743

13.      MISCELLANEOUS

         This Agreement supersedes all prior agreements between the parties (written or oral), is intended as a complete exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by SGF and BFI and delivered to each of them. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed by a duly authorized officer as of the date set forth above.

                                                 THE BRAMWELL FUNDS, INC.
Attest:

By:___________________________________           By:____________________________

                                                 Name:

                                                 Title:

                                                 SENTINEL GROUP FUNDS, INC.
Attest:
By:___________________________________           By:____________________________

                                                 Name:

                                                 Title:

                                     Annex I
                  SENTINEL FUNDS INVESTMENT ADVISORY AGREEMENT

         Agreement made as of this first day of March, 1993, by and between Sentinel Group Funds, Inc., a Maryland corporation and a registered series investment company under the Investment Company Act of 1940 (hereinafter called "Funds"), and Sentinel Advisors Company, a Vermont general partnership, and a registered investment adviser under the Investment Advisers Act of 1940 (hereinafter called "Advisor").

WITNESSETH:

In consideration of the mutual promises and agreements herein contained and other good and valuable considerations, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

1.       MANAGEMENT OF SECURITIES PORTFOLIOS

         Advisor agrees to act as investment adviser to Funds with respect to the investment of its assets and in general to supervise the investments of several portfolios of Funds, subject at all times to the direction and control of the Board of Directors of Funds, all as more fully set forth herein. In connection therewith, Advisor shall regularly provide investment advice to Funds, and shall, subject to the succeeding provisions of this section, continuously supervise the investment and reinvestment of cash, securities or other property comprising the assets of the several investment portfolios of Funds, and Advisor shall accordingly:

         (a) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic or foreign, affecting the economy generally, the several portfolios of Funds, the individual companies whose securities are included in Funds' portfolios, the industries in which they engage, and securities which Advisor considers may be suitable for inclusion in any of Funds' portfolios, and regularly report thereon to the Board of Directors of Funds; and

         (b) provide continuously an investment program for each portfolio of Funds consistent, in its opinion, with the investment policy and objectives for which such portfolio is designed; and

         (c) determine what securities shall be purchased or sold by Funds, and regularly report thereon to the Board of Directors of Funds; and

         (d) take, on behalf of Funds, all actions which appear to Advisor necessary to carry into effect such investment programs and supervisory functions as aforesaid including the placing of purchase and sale orders.

         Any investment program provided by Advisor under this section, or any supervisory functions taken hereunder by it shall at all times conform to, and be in accordance with, any requirements imposed by: the provisions of the Investment Company Act of 1940 (the "1940 Act"), and any rules or regulations in force thereunder, any other applicable provision of law, the provisions of the Articles of Incorporation of Funds as amended from time to time, the provisions of the By-Laws of Funds as amended from time to time, resolutions as adopted and/or amended from time to time by the Board of Directors of Funds, and the terms of the registration statements of Funds, as amended from time to time, under the Securities Act of 1933 and the 1940 Act.

         In furtherance of these duties, Advisor will make its principal executive officers available as principal executive officers of Funds at no expense to Funds.

2.       FUNDS TO BEAR OTHER EXPENSES

         It is understood and agreed that Funds, in addition to the advisory fee paid to Advisors set forth in Article 3 below, will bear and pay for its expenses of operation including its (i) rent and office equipment, if any; (ii) salaries and employee benefits including applicable employment and payroll taxes, of its own administrative and executive personnel who are not affiliated with Advisor, if any; (iii) brokerage commissions and other costs in connection with the purchase or sale of securities; (iv) all taxes and corporate fees payable by Funds to federal, state or other governmental agencies; (v) fees and costs of its transfer agent, fund accounting and financial administration service provider, custodian, registrar, independent legal counsel and auditors;
(vi) expenses of printing and mailing stock certificates, dividends, reports, notices and proxy materials to its shareholders; (vii) fees and expenses incident to the registration and maintenance of registration under the Securities Act of 1933 of shares of Funds for public sale (other than costs of printing prospectuses for prospective new shareholders) and the qualification of its shares for offering and sale under state or other securities laws; (viii) fees and expenses imposed on Funds under the 1940 Act; (ix) insurance premiums for fidelity bonds and other coverage to its operations; (x) all expenses incident to holding of meetings of its shareholders; (xi) fees and expenses of directors who are not affiliated with Advisor; (xii) its pro rata share of fees and dues of the Investment Company Institute; and(xiii) such non-recurring expenses as may arise, including actions, suits or proceedings, affecting Funds and the legal obligation which Funds may have to indemnify its officers and directors with respect thereto.

3.       COMPENSATION OF ADVISORS

         As compensation in full for services rendered under this Agreement, Funds will pay to Advisor a monthly fee determined as follows:

         (1) With respect to all equity funds in the aggregate, other than the Common Stock Fund:

0.70% per annum on the first $200 million of aggregate daily average net assets of the equity funds in the aggregate, other than the Common Stock Fund;
0.65% per annum on the next $100 million of such assets;
0.60% per annum on the next $100 million of such assets;
0.55% per annum on such assets in excess of $400 million;

         (2) With respect to the Common Stock Fund:

0.55% per annum on the aggregate daily average net assets of the Fund;

         (3) With respect to all fixed income funds in the aggregate:

0.55% per annum on the first $200 million of aggregate daily average net assets of the fixed income funds in the aggregate;
0.50% per annum on the next $200 million of such assets; and 0.45% per annum on such assets in excess of $400 million;

         (4) With respect to all money market funds in the aggregate:

0.40% per annum on the first $300 million of daily average net assets of the money market funds in the aggregate; and 0.35% per annum on such assets in excess of $300 million;

         Of the initial portfolios, the Aggressive Growth, Growth, Common Stock, Balanced, and World Funds shall for purposes of this Agreement, be deemed to be "equity funds", and the Bond, Government Securities, and Tax-Free Income Funds shall for purposes of this Agreement, be deemed to be "fixed income funds", and the 100% U.S. Treasury Money Market Fund shall be a money market fund. New funds shall be placed into one of the above classifications by agreement of Funds' Board of Directors and Advisor at the time the new fund becomes subject to this agreement.

         The amounts payable to Advisors shall be based upon the value of the net assets as of the close of business each day, computed in accordance with the Articles of Incorporation of Funds. Such amounts shall be prorated among the several classes of shares of Funds in proportion to their respective daily net asset values and shall be paid monthly.

4.        GUARANTEE OF EXPENSE LIMITATION

         If, for any fiscal year of Funds, expenses (including management fee and costs incident to its regular and executive personnel, but excluding interest, taxes, brokerage fees and, where permitted, extraordinary expense) borne by Funds exceed expense limitations applicable to each class of shares of Funds which are imposed by state securities regulators as such limitations may be lowered or raised from time to time, Advisor guarantees that it will reimburse Funds for any excess. The portion of any such reduction to be borne by Advisor shall be deducted from the monthly investment advisory fee otherwise payable to Advisor and, if such amount should exceed such monthly investment advisory fees, Advisor agrees to repay to Fund annually before publication of Funds' annual report to shareholders such sum as may be required to make up the deficiency. For the purpose of this article, the term "fiscal year" shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Investment Advisory Agreement.

5.       PLACING OF PURCHASE AND SALE ORDERS

         Advisor shall not deal as principal with Funds in the purchase and sale of portfolio securities nor shall it receive any commissions or other remuneration on the purchase or sale of portfolio securities by Funds.

         Advisor is authorized and directed to place the orders for the purchase and sale of portfolio securities by Funds and to supervise the executions thereof. With respect to such transactions, whether through a broker as agent or with a dealer as principal, Advisor's primary objective is to both obtain the best price and execution of each transaction. Such orders may be placed with qualified brokers and/or dealers who also provide investment information or other services to Funds. Management shall report to the Directors of Funds at least quarterly on said allocations of order and on the brokerage commissions and/or dealer concessions involved, indicating to whom such allocations are made and the basis thereof.

6.       NONEXCLUSIVITY

         Advisor's services to Funds hereunder are not to be deemed exclusive and Advisor shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

7.       NATIONAL LIFE SERVICES

         National Life Insurance Company and its subsidiaries may furnish to Advisor, in order to better enable it to fulfill its obligations hereunder, office space, personnel and other services as are requested by Advisor, in all cases for a reasonable charge. Advisor will present the details of any such arrangements to the Board of Directors of Funds.

8.       AFFILIATIONS OF ADVISOR

         It is understood that the directors and officers of Funds may be directors or officers of Advisor or an entity under common control, including National Life Insurance Company, Provident Mutual Life Insurance Company of Philadelphia, or any affiliate of either, or otherwise be interested in Advisor, and that the existence of such dual interest shall not affect the validity of this Agreement or any transactions hereunder.

9.       LIABILITY OF ADVISOR

         In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of Advisor, it shall not be subject to liability to Funds or to any stockholder of Funds for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

10.      DURATION OF THIS AGREEMENT

         This Agreement shall become effective upon the date set forth above and shall continue in force and effect, unless terminated as hereinafter provided, until November 30, 1993, and from year to year thereafter, provided such continuance is specifically approved at least annually by the Board of Directors of Funds, including specific approval (i) by a majority of the Directors who are not interested persons of a party to this Agreement (other than as Directors of Funds) by votes cast in person at a meeting specifically called for such purpose (Director vote) or (ii) as to each class of the issued and outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act) of Funds by a vote of a majority of such class and a Director vote.

11.      TERMINATION

         This Agreement may be terminated by Advisor at any time without penalty upon giving Funds sixty (60) days' written notice (which notice may be waived by Funds) and may be terminated by Funds, in its entirety or as to a specific series of Funds, at any time without penalty upon giving Advisors sixty (60) days' written notice (which notice may be waived by Advisor), provided that such termination by Funds shall be approved by the vote of a majority of the Board of Directors of Funds in office at the time or by the vote of a majority of the outstanding voting securities of Funds, if such termination relates to the investment advisory arrangements for all series of Funds, or by the vote of a majority of the outstanding voting securities of a specific series of Funds, if such termination relates to that series only. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

12.      NOTIFICATION OF CHANGES IN ADVISOR

         Advisor will notify Funds of any change in the identities of the partners of Advisor within a reasonable time after such change.

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their corporate seals to be hereunder affixed, all as of the day and year first above written.


Attest:                                     SENTINEL GROUP FUNDS, INC.



Attest:                                     SENTINEL ADVISORS COMPANY

                                    Amendment

The Investment Advisory Agreement by and between Sentinel Group Funds, Inc. and Sentinel Advisors Company dated March 1, 1993 ("Agreement") is hereby amended as of December __, 2005 to delete Paragraph 3 "Compensation of Advisors" and replace it with the following:

"3.      COMPENSATION OF ADVISOR

         As compensation in full for services rendered under this Agreement, Funds will pay to Advisor a monthly fee determined as follows:

FUND                             FEE
                                 Balanced 0.55% per annum on the first $200
                                 million of its average daily net assets; 0.50% per annum on the next $200 million of such assets; 0.45% per annum on the next $600 million of such assets; 0.40% per annum on the next $1 billion of such assets; and 0.35% per annum on such assets over $2 billion

Common Stock                     0.70% per annum on the first $500  million of
                                 the Fund's average daily net assets; 0.65% per annum on the next $300 million of such assets;
                                 0.60% per annum on the next $200 million of such assets; 0.50% per annum on the next $1 billion of such assets; and 0.40% of such assets over $2 billion

Government Securities(1)         0.55% per annum on the first $200  million of
                                 the Fund's average daily net assets; 0.50% per annum on the next $200 million of such assets;
                                 0.45% per annum on the next $600 million of such assets; 0.40% per annum on the next $1 billion of such assets; and 0.35% on such assets in excess of $ 2 billion

International Equity             0.70% per annum on the first $500  million of
                                 the Fund's average daily net assets; 0.65% per annum on the next $300 million of such assets;
                                 0.60% per annum on the next $200 million of such assets; 0.50% per annum on the next $1 billion of such assets; and 0.40% of such assets over $2 billion

Mid Cap Growth                   0.70% per annum on the first $500  million of
                                 the Fund's average daily net assets; 0.65% per annum on the next $300 million of such assets;
                                 0.60% per annum on the next $200 million of such assets; 0.50% per annum on the next $1 billion of such assets; and 0.40% of such assets over $2 billion

New York Tax-Free Income(1)      0.55% per annum on the first $200 million of
                                 the Fund's average daily net assets; 0.50% per annum on the next $200 million of such assets;
                                 and 0.45% per annum on such assets in excess of $400 million



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


FUND                             FEE

Short Maturity Government(1)     0.55% per annum on the first $200  million of
                                 the Fund's average daily net assets; 0.50% per annum on the next $200 million of such assets;
                                 0.45% per annum on the next $600 million of such assets; 0.40% per annum on the next $1 billion of such assets; and 0.35% on such assets in excess of $ 2 billion

Small Company(1)                 0.70% per annum on the first $200 million of
                                 the Fund's average daily net assets; 0.65% per annum on the next $100 million of such assets;
                                 0.60% per annum on the next $100 million of such assets; and 0.55% per annum on such assets in excess of $400 million.

Tax-Free Income(1)               0.55% per annum on the first $200 million of
                                 the Fund's average daily net assets; 0.50% per annum on the next $200 million of such assets;
                                 and 0.45% per annum on such assets in excess of $400 million

U.S. Treasury Money Market       0.40% per annum on the first $300 million of
                                 the Fund's average daily net assets; and 0.35%
                                 per annum on such assets in excess of $300 million

(1)When determining the breakpoint for the advisory fee for the Government Securities Fund, its assets are aggregated with the New York Tax-Free Income, Short Maturity Government and Tax-Free Income Funds. In determining the breakpoint for the advisory fee for the New York Tax-Free Income Fund, its assets are aggregated with the Government Securities, Short Maturity Government and Tax-Free Income Funds. In determining the breakpoint for the advisory fee for the Short Maturity Government Fund, its assets are aggregated with the Government Securities Fund, New York Tax-Free Income and Tax-Free Income Funds. In determining the breakpoint for the advisory fee for the Small Company Fund, its assets are aggregated with the Balanced, International Equity and Mid Cap Growth Funds. In determining the breakpoint for the advisory fee for the Tax-Free Income Fund, its assets are aggregated with the Government Securities, New York Tax-Free Income and Short Maturity Government Funds.

The amounts payable to Advisor shall be based upon the value of the net assets as of the close of business each day. Such amounts shall be prorated among the several classes of shares of Funds in proportion to their respective daily net asset values and shall be paid monthly."

The parties have executed this Amendment to the Agreement effective as of the date first set forth above.

SENTINEL GROUP FUNDS, INC.                    SENTINEL ADVISORS COMPANY


----------------------------                  --------------------------------
Signature                                     Signature

----------------------------                  --------------------------------
Name and Title                                Name and Title






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


                                    Amendment

The Investment Advisory Agreement by and between Sentinel Group Funds, Inc. and Sentinel Advisors Company dated March 1, 1993 ("Agreement") is hereby amended as of _________ to add the following to Paragraph 3 "Compensation of Advisors":

"3.      COMPENSATION OF ADVISOR

         As compensation in full for services rendered under this Agreement, Funds will pay to Advisor a monthly fee determined as follows:

FUND                             FEE
Capital Growth                   0.70% per annum on the first  $500  million  of
                                 the Fund's average daily net assets; 0.65% per annum on the next $300 million of such assets;
                                 0.60% per annum on the next $200 million of such assets; 0.50% per annum on the next $1 billion of such assets; and 0.40% of such assets over $2 billion

Growth Leaders                   0.90% per annum on the first  $500  million  of
                                 the Fund's average daily net assets; 0.85% per annum on the next $300 million of such assets;
                                 0.80% per annum on the next $200 million of such assets; 0.70% per annum on the next $1 billion of such assets; and 0.60% of such assets over $2 billion

The amounts payable to Advisor shall be based upon the value of the net assets as of the close of business each day. Such amounts shall be paid monthly."

The parties have executed this Amendment to the Agreement effective as of the date first set forth above.

SENTINEL GROUP FUNDS, INC.                 SENTINEL ADVISORS COMPANY


----------------------------               --------------------------------
Signature                                  Signature

----------------------------               --------------------------------
Name and Title                             Name and Title




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